SIGNATURES



Pursuant to the requirements of
Regulation A, the issuer certifi es
 that it has
reasonable grounds to believe that
 it meets all of the requirements
for fi ling on
Form 1-A and has duly caused this
offering statement to be signed on
its behalf by







SEPTEMBER 9, 2016


the undersigned, thereunto duly
authorized, in the City of Chicago,
 State of IL


, on	(date). (Exact name



of issuer as specifi ed in its
charter)



WEB DEBT SOLUTIONS, LLC



OWNER/CEO/CFO/COO/PRESIDENT
By (Signature and Title)

This offering statement has been signed
by the following persons in the
capacities and on the dates indicated.
(Signature) STEPHANIE IZEVBIZUA
(Title) OWNER/CEO/COO/CFO/PRESIDENT

(Date)  SEPTEMBER 9, 2016

Instructions to Signatures:



1.	The offering statement must be
signed by the issuer, its principal
executive offi cer, principal financial
offi cer, principal accounting offi cer, and a majority of the members of its board of directors or other
governing body.  If a signature is by
a person on behalf of any other person,
 evidence of authority to sign must
be filed with the offering statement,
except where an executive offi cer
signs on behalf of the issuer.

2.	The offering statement must be
signed using a typed signature.  Each
signatory to the filing must also
manually sign a signature page or other
document authenticating, acknowledging
or otherwise adopting his or
her signature that appears in the filing.
 Such document must be executed before or at the time the filing is made and must be retained by the issuer for a period of five years. Upon request, the issuer must furnish to the
Commission or its staff a copy of any or
 all documents retained pursuant to this
section.

3.	The name and title of each person
 signing the offering statement must be
typed or printed beneath the
signature.